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                                                                   EXHIBIT 10.30

                                THIRD AMENDMENT
                                ---------------


          THIRD AMENDMENT (this "Amendment"), dated as of March 3, 2000, among THERMA-WAVE, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H:

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 16, 1997 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

          WHEREAS, the Borrower has requested, and the Banks are willing to grant (subject to the terms and conditions hereof), certain amendments to the Credit Agreement as set forth herein;

          NOW, THEREFORE, it is agreed:

          1. Section 8.06 of the Credit Agreement is hereby amended by (I) deleting the word "and" appearing at the end of clause (iii) thereof, (ii) deleting the period appearing at the end of clause (iv) thereof and inserting ";and" in lieu thereof and (iii) inserting the following the new clause (v) at the end thereof:

          "(v) the Borrower may use that portion of the net cash proceeds received by it from an initial registered public offering of Common Stock that were not used to prepay outstanding Senior Notes as permitted by Section 8.12(ii) and/or not required to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d) to redeem the Seller Preferred Stock in accordance with the terms thereof so long as (I) no Default or Event of Default then exists or would result therefrom and (ii) such net cash proceeds are so used on or prior to April 28, 2000."

          2. Section 8.12 of the Credit Agreement is hereby amended by inserting the following new language immediately after the text "Section 3.03(d)" appearing in clause (ii) thereof:

          "and/or are not used to redeem Seller Preferred Stock as permitted by
          Section 8.06(v)"

          3. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations, warranties an agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (as defined below), both before and after giving effect to this Amendment and
(ii) there exists no Default or Event of Default on the Third Amendment Effective Date, both before and after giving effect to this Amendment.

          4. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other provision of any other Credit Document.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          6. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

          7. This Amendment shall become effective as of the date first above written on the date (the "Third Amendment Effective Date") when the Borrower and the Required Banks shall have signed a counterpart hereof

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(whether the same or different counterparts) and shall have delivered (included by way of facsimile transmission) the same to the Agent at the Notice Office.

          8. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                     * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                        THERMA-WAVE, INC.



                                        By:  /s/ L. RAY CHRISTIE
                                           -------------------------------------
                                        Title:  Vice President, CFO & Secretary



                                        BANKERS TRUST COMPANY
                                           Individually and as Agent

                                        By:  /s/ SUSAN L. LE FEVRE
                                           -------------------------------------
                                        Title:  Director



                                        FLEET BANK N.A.

                                        By:_____________________________________
                                        Title:

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